UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 23, 2011
Burlington Coat Factory Investments Holdings, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	333-137917 (Commission File Number)	20-4663833 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

John Crimmins has been appointed as the Senior Vice President and Chief Accounting Officer of Burlington Coat Factory Warehouse Corporation (the “Company”), a wholly-owned subsidiary of Burlington Coat Factory Investments Holdings, Inc. (“Holdings”), effective March 23, 2011.  Prior to joining the Company, Mr. Crimmins, age 54, served as the Vice President and Chief Financial Officer of The Timberland Company from 2007 to 2009.  From 2002 to 2007, Mr. Crimmins served as The Timberland Company’s Vice President, Corporate Controller and Chief Accounting Officer.  From 1999 to 2002, Mr. Crimmins was the Co-Founder, Executive Vice President and Chief Financial Officer of InteractivePrint.Com.  From 1983 to 1999, Mr. Crimmins served in various finance positions at Reed Business Information/Cahners Publishing, including Vice President, Financial Operations, Vice President and Corporate Controller, and Assistant Corporate Controller.

Mr. Crimmins will serve as the Company’s Senior Vice President and Chief Accounting Officer until his successor is duly elected and qualified. Mr. Crimmins has no family relationship with any executive officer or director of the Company, and there are no transactions in which Mr. Crimmins has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Crimmins’ employment is governed by an employment agreement entered into on March 23, 2011 by and between the Company and Mr. Crimmins, the terms of which are substantially similar to those included in the Company’s employment agreements with its other senior vice presidents.  Additionally, Mr. Crimmins will receive options to purchase units of the securities of Burlington Coat Factory Holdings, Inc., the sole stockholder of Investments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

Date: March 28, 2011